Exhibit 10.85

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment 2”), dated as of November 6, 2012, to that certain Credit Agreement, dated as of June 1, 2011 and as amended by Amendment No.1, dated as of August 8, 2012, as amended, supplemented and in effect from time to time (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement), among SELECT MEDICAL HOLDINGS CORPORATION (“Holdings”), SELECT MEDICAL CORPORATION (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent” and the “Collateral Agent,” respectively), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and GOLDMAN SACHS BANK USA, as Co-Syndication Agents, MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, and the several banks and other financial institutions from time to time party thereto as lenders (the “Lenders”).

W I T N E S S E T H:

WHEREAS, Section 9.02 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE.  Amendments.

(a)                                 Subclause (a) in the definition of “Available Amount” in Section 1.01 is hereby deleted and replaced with the following:

“(a)                           the sum (determined on a cumulative basis and in no event less than zero) of the Borrower’s Portion of Excess Cash Flow for (i) the period from January 1, 2013 through March 31, 2013 and (ii) all fiscal quarters ending after April 1, 2013; plus”

(b)                                 Subclause (e) in the definition of “Available Amount” in Section 1.01 is hereby deleted and replaced with the following:

“(e)                            $250.0 million; minus”

(c)                                  Subclause (f) in the definition of “Available Amount” in Section 1.01 is hereby deleted and replaced with the following:

“(f)                             the sum of (i) the aggregate amount of Investments made after the Effective Date pursuant to Section 6.04(xviii), (ii) the aggregate amount of Restricted Payments made after the Amendment 2 Effective Date (as defined in Amendment 2) pursuant to Section 6.08(a)(x) and (iii) the aggregate amount of payments made after the Effective Date pursuant to Section 6.08(b)(iii)).”

Section 1.01 is hereby amended by deleting the definition of “Excess Cash Flow” and replacing it with the following:

““Excess Cash Flow” means, for any Excess Cash Flow Period, the sum (without duplication) of:

(a)                                 Consolidated Net Income for such Excess Cash Flow Period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b)                                 depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such Consolidated Net Income for such Excess Cash Flow Period; plus

(c)                                  the amount, if any, by which Net Working Capital decreased during such Excess Cash Flow Period (except as a result of reclassification of items from short-term to long-term); minus

(d)                                 the sum of (i) any non-cash gains or non-cash items of income included in determining Consolidated Net Income for such Excess Cash Flow Period plus (ii) the amount, if any, by which Net Working Capital increased during such Excess Cash Flow Period (except as a result of reclassification of items from long-term to short-term); minus

(e)                                  the greater of (x) the amount of Capital Expenditures of the Borrower and its subsidiaries in such Excess Cash Flow Period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) and (y) the amount of Capital Expenditures budgeted by the Borrower and its subsidiaries for the next succeeding Excess Cash Flow Period; minus

(f)                                   the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its subsidiaries during such Excess Cash Flow Period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Commitments), (ii) Tranche B Term Loans prepaid pursuant to Section 2.11(a), (c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by the incurrence of other Long-Term Indebtedness by a Parent or any Loan Party or the issuance of Equity Interests (or capital contributions in respect thereof) after the Effective Date to the extent not Otherwise Applied; minus

(g)                                  the amount of Restricted Payments made by a Loan Party in such Excess Cash Flow Period pursuant to clause (iii) of Section 6.08(a); minus

(h)                                 cash Taxes paid in such Excess Cash Flow Period that did not reduce Consolidated Net Income for such Excess Cash Flow Period; minus

(i)                                     cash payments made during such Excess Cash Flow Period in respect of non-cash charges that increased Excess Cash Flow in any prior Excess Cash Flow Period.”

(d)                                 Section 1.01 is hereby amended by deleting the definition of “Permitted Secured Notes” in its entirety and replacing it with the following:

“Permitted Secured Notes” means (i) Refinancing Debt Securities and (ii) any Refinancing Indebtedness in respect of such Refinancing Debt Securities, in each case, that are secured by a Lien permitted by Section 6.02(xii).”

(e)                                  Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definition:

““Excess Cash Flow Period” shall mean (i) for purposes of calculating the Available Amount, (A) the period from July 1, 2011 to December 31, 2011, (B) the period from January 1, 2012 to December 31, 2012 and (C) each full fiscal quarter ending after January 1, 2013 and (ii) for purposes of Section 2.11(d), any fiscal year.”

SECTION TWO.  Conditions to Effectiveness.  This Amendment 2 shall become effective as of the date (the “Amendment 2 Effective Date”) when, and only when, (a) the Administrative Agent shall have received counterparts of this Amendment 2 executed by the Borrower and the Required Lenders and (b) the Borrower shall have paid to the Administrative Agent for the account of each Lender that has returned an executed signature page to this Amendment 2 to the Administrative Agent at or prior to 4:00 p.m., New York City time on November 2, 2012 (the “Consent Deadline”) a fee equal to 0.15% of the sum of (x) of the Tranche B Term Loans, if any, of such Lender at the Consent Deadline and (y) the Revolving Commitment, if any, of such Lender at the Consent Deadline.  The effectiveness of this Amendment 2 (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE.  Representations and Warranties.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment 2, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment 2, and both before and after giving effect to the transactions contemplated by this Amendment 2:

(a)                                 no Default or Event of Default has occurred and is continuing;

(b)                                 the entry into this Amendment 2 by (x) Holdings and (y) the Borrower has been duly authorized by all necessary corporate or other action of each such entity; and

(c)                                  each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, in all material respects as of such specific date).

SECTION FOUR.  Reference to and Effect on the Loan Documents.  On and after the Amendment 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment 2.  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment 2, are and shall continue to be in full force and effect.  The execution, delivery and effectiveness of this Amendment 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FIVE.  Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment 2 and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION SIX.  Execution in Counterparts.  This Amendment 2 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment 2 by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment 2.

SECTION SEVEN.  Governing Law.  THIS AMENDMENT 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT 2 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

SELECT MEDICAL CORPORATION, as the Borrower

By:	/s/ Martin F. Jackson
	Name:	Martin F. Jackson
	Title:	Executive Vice President & CFO

SELECT MEDICAL HOLDINGS CORPORATION

By:	/s/ Martin F. Jackson
	Name:	Martin F. Jackson
	Title:	Executive Vice President & CFO

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Mary Gherty
	Name:	Mary Gherty
	Title:	Managing Director

[Signature Page to Amendment No. 2]